Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Surrozen, Inc. 2015 Equity Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of our report dated April 30, 2021, with respect to the financial statements of Surrozen, Inc. included in the Registration Statement, as amended (Form S-1 No. 333-259496) and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

November 8, 2021